SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PROFESSIONAL VETERINARY PRODUCTS, LTD.

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROFESSIONAL VETERINARY PRODUCTS, LTD.

10077 South 134th Street

Omaha, Nebraska 68138

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

DECEMBER 12, 2003

To the Stockholders of Professional Veterinary Products, Ltd.:

Notice is hereby given that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Veterinary Products, Ltd. (the “Company”) will be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138, on Friday, December 12, 2003, at 10:00 a.m., local time, for the following purposes:

1.	To elect two (2) Class I Directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Only stockholders of record at the close of business on October 31, 2003 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors by fax or in the enclosed, self-addressed stamped envelope whether or not you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

By order of the Board of Directors,

/s/ Dr. Michael Davis

Corporate Secretary

Omaha, Nebraska

November 14, 2003

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD EITHER BY FAX OR IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARE IN PERSON.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

10077 South 134th Street

Omaha, Nebraska 68138

PROXY STATEMENT

2003 Annual Meeting of Stockholders

December 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Professional Veterinary Products, Ltd. (the “Company”) for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138 on Friday, December 12, 2003, at 10:00 a.m., local time, and at any adjournments thereof. The Company intends to mail this proxy statement and accompanying proxy card on or before November 14, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Holders of shares of the Company’s common stock (the “Common Stock”) of record at the close of business on October 31, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. As of that date, there were 1,857 shares of Common Stock outstanding. Each stockholder entitled to vote will have one vote for each share of Common Stock owned of record by such stockholder as of the close of business on the Record Date on any matter which may properly come before the meeting.

The presence of a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast for directors or withheld, affirmative and abstentions. Abstentions on any of the proposals or votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the stockholders.

Proxy Voting and Revocability of Proxies

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its share at the Annual Meeting. The share of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the persons nominated by the Board for election as directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the accompanying proxy card will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by voting at the meeting, by giving either personal or written notice of such revocation to Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary, Dr. Michael Davis, at the commencement of the Annual Meeting.

Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes may be cast in favor or withheld. Abstentions on any of the proposals or votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the stockholders.

Attendance and Voting at the Annual Meeting

If you own a share of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. We encourage you to vote your share in advance of the Annual Meeting date by returning the enclosed proxy card, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company.

YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Annual Meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the Annual Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 331-4440.

November 14, 2003

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: Election of Directors and Voting

The Company currently has a total of eight (8) directors who are elected from eight geographic districts and divided into three (3) classes, Class I, Class II and Class III. Class I consists of two (2) directors, one from District 3 and one from District 7. Class II consists of three (3) directors, one from each of the following Districts: 1, 2 and 6. Class III consists of three (3) directors, one from each of the following Districts: 4, 5 and 8. The Company’s Articles of Incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. All directors are licensed veterinarians, and are eligible to continue on the Board for one additional three-year term beyond their initial three-year term.

The geographic boundaries of the Districts are provided for in the Company’s Bylaws and may be revised by the Board from time to time. Each director’s professional practice must be located in the District in which he or she is elected from at the time of the election.

At the Annual Meeting, two (2) Class I directors, one from District 3 and one from District 7, are to be elected to serve until the 2006 Annual Meeting of Stockholders and until their respective successors have been elected. District 3 is comprised of the states of Illinois and Wisconsin and District 7 is comprised of the states of West Virginia, Maryland, Delaware, New Jersey, Pennsylvania, New York, Connecticut, Rhode Island, Massachusetts, Vermont, New Hampshire and Maine.

The following current directors have been nominated to be elected at the Annual Meeting: Chester L. Rawson, District 3, and Amy Lynne Hinton, District 7, each of whom will hold office until his or her successor shall have been elected and qualified. Detailed information on each nominee is provided in the Nominees and Current Directors section.

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of such nominees. Although the Board anticipates that the two nominees will be available to serve as directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR CLASS I DIRECTORS.

Cumulative Voting Description

Stockholders have cumulative voting rights. Each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares of common stock owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

Unless otherwise instructed, the proxy holders will vote the proxies received by them equally for each nominee shown in this proxy statement, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion. By marking the appropriate box on the form of proxy, a stockholder may withhold authority to vote for all of the nominees listed below or, by inserting individual names in the blank space provided, may withhold the authority to vote for any one or more of such nominees. Neither shares of common stock nor proxies may be voted for a greater number of persons than the number of nominees shown below.

Votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast in the director election.

The two nominees receiving the highest vote totals will be elected as directors of the Company at the Annual Meeting; provided a quorum is present.

NOMINEES AND CURRENT DIRECTORS

The Board is comprised of eight stockholders who are licensed veterinarians. Each director, or the practice of which he is a member, owns one shares of Company Common Stock. The following tables contain certain information with respect to the persons currently serving as directors including those persons nominated for election at the 2003 Annual Meeting of Members. Biographical information regarding each of the nominee, director and officer is set forth below the respective table.

Class I Nominees for the Board of Directors

The following tables contain certain information with respect to the persons nominated for election at the 2003 Annual Meeting of Members including those persons currently serving as directors:

Name and Position	Age	District	Class	Year First Became Director	Term Expires
Chester L. Rawson, D.V.M. Chairman and Director	59	3	I	2000	2003
Amy Lynne Hinton, D.V.M. Director	40	7	I	2000	2003

Chester L. Rawson, D.V.M., has served as a Director of the Company since 2000. He has served as Chairman since 2002 and he served as Vice-Chairman from 2000 to 2002. He is employed with Alta Genetics Inc. Dr. Rawson received a Doctor of Veterinary Medicine degree from the University of Illinois in 1968.

Amy Lynne Hinton, D.V.M., has served as a Director of the Company since 2000. She is a clinical veterinarian with Companion Animal Veterinary Services in Shippensburg, Pennsylvania. Dr. Hinton received a Doctor of Veterinary Medicine degree from the University of Tennessee in 1988.

Class II and Class III Directors

Name and Position	Age	District	Class	Year First Became Director	Term Expires
Steven E. Wright, D.V.M, Vice Chairman and Director	54	1	II	2001	2004
Michael B. Davis, D.V.M., Secretary and Director	56	2	II	2001	2004
G.W. Buckaloo, D.V.M., Director	55	4	III	2002	2005
Tom Latta, D.V.M., Director	58	5	III	2002	2005
Buddy D. Ray, D.V.M., Director	50	6	II	2001	2004
William Swartz, D.V.M., Director	60	8	III	2002	2005

Steven E. Wright, D.V.M., has served as a Director since December 7, 2001 and has served as Vice Chairman since 2002. He is an exclusive small animal practitioner and owner of Millard Veterinary Clinic located in Omaha, Nebraska. Dr. Wright received a Doctor of Veterinary Medicine degree from the Kansas State University in 1974.

Michael B. Davis, D.V.M., has served as Secretary and Director since December 7, 2001. He is general practitioner and president with Carroll Veterinary Clinic located in Carroll, Iowa. Dr. Davis received a Doctor of Veterinary Medicine degree from the Iowa State University in 1971.

G. W. Buckaloo, Jr., D.V.M., has served as a Director since December 6, 2002. He is companion animal practitioner and president of Crysler Animal Hospital located in Independence, Missouri. Dr. Buckaloo received a Doctor of Veterinary Medicine degree from the University of Missouri in 1972.

Tom Latta, D.V.M., has served as a Director since December 6, 2002. He is senior partner of Hansford County Veterinary Hospital located in Spearman, Texas. Dr. Latta received a Doctor of Veterinary Medicine degree from the Oklahoma State University in 1968.

Buddy D. Ray, D.V.M., has served as a Director since December 7, 2001. He is mixed practitioner and partner with Mayfield Vet Clinic located in Mayfield, Kentucky. Dr. Ray received a Doctor of Veterinary Medicine degree from the Auburn University School of Veterinary Medicine in 1978.

William Swartz, D.V.M., has served as a Director since December 6, 2002. He is the owner and medical director of Clocktower Animal Hospital located in Herndon, Virginia. Dr. Swartz received a Doctor of Veterinary Medicine degree from The Ohio State University in 1966.

Board of Directors Meetings

The Company’s Board held 11 meetings during the one year period ended July 31, 2003. All Directors attended at least 90% of the meetings of the Board and the committees of which they were members.

Compensation of Directors

Directors are paid $800 per day for attendance at the Company’s Mid-Year and Annual Meetings, and any specially-called Board meetings where attendance is required. In addition, directors are reimbursed for their expenses, including meeting related travel and lodging at the meeting location. Directors are paid $750 annually for participation in Board teleconference meetings and $250 for attendance at designated meetings they attend. No other compensation is paid to directors without further action by the Board.

Committees of the Board

The Board has established an Executive Committee, a Corporate Governance Committee and an Audit Committee. The functions performed by these committees are summarized below:

Executive Committee

The Executive Committee, which among other duties is actually involved in long-range planning and the formulation of corporate policies, also makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees. The Executive Committee is comprised of Dr. Chester L. Rawson, Dr. Steven E. Wright and Dr. William Swartz and met 5 times during the one year period ended July 31, 2003.

Corporate Governance Committee

The Board of Directors established the Corporate Governance Committee, to replace the Nominating Committee, in June 2003. The purposes of the Corporate Governance Committee, include, without limitation, identifying and endorsing qualified individuals for nomination and/or re-nomination as directors of the Board and recommend committee assignments to the full Board annually, designing and managing methods of evaluation of the Board’s collective performance and individual members’ performances; recommending appropriate levels and forms of director compensation to the Board of Directors; addressing current issues of corporate governance and make recommendations to the Board; and ensuring appropriate succession plans for the Chief Executive Officer and key employee positions. This committee is comprised of Dr. Michael B. Davis, Dr. Chester L. Rawson and Dr. Tom Latta. One of its specific responsibilities is to devise criteria for Board membership and to select specific individuals as nominees for the Board of Directors. The nominating committee will consider nominees recommended by stockholders, although the Company has not established formal procedures for the purpose of nominating individuals for the Board of Directors or making recommendations to the nominating committee. The Corporate Governance Committee met 3 times during the one year period ended July 31, 2003.

The Board of Directors has not yet adopted a Code of Ethics; however, the Corporate Governance Committee and the Audit Committee are in the process of preparing a Code of Ethics in accordance with the rules prescribed by the Securities and Exchange Commission.

Audit Committee

The Audit Committee serves as a direct link between the Board and the auditor, and regularly meets with the auditor to review the audit function. The Audit Committee reviews the services provided by the Company’s independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. On March 23, 2000, the Board of Directors adopted an Audit Committee Charter and a copy of the Audit Committee Charter, as amended to date, is attached to this proxy statement as Appendix A. The Audit Committee met three (3) times during the one year period ended July 31, 2003.

On March 20, 2002, Marvin E. Jewell & Co., P.C. resigned as the Company’s independent auditor. This action was approved by the Company’s Audit Committee. During its tenure, Marvin E. Jewell & Co., P.C. did not issue a report on the Company’s financial statements that either contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Marvin E. Jewell & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Marvin E. Jewell & Co., P.C., would have caused Marvin E. Jewell & Co., P.C. to make reference to the subject matter of the disagreement in connection with their report.

Effective March 20, 2002, Quick & McFarlin, P.C. was retained as independent auditor of the Company and Quick & McFarlin, P.C. accepted the appointment. Prior to the engagement, the Company did not consult with Quick & McFarlin, P.C. regarding any of the matters or events set forth in Item 304 (a)(2)(i) or (ii) of Regulation S-K.

The Company believes that the members of the Audit Committee are independent within the meaning of the listing standards of the American Stock Exchange. The Company has designated Quick & McFarlin, P.C. as independent public accountants to audit the Company’s financial statements for the fiscal year ended July 31, 2003. The Board of Directors has determined that none of the members of the Audit Committee qualify as “financial experts” as defined in rules adopted by the Securities and Exchange Commission. The Board of Directors believes that the financial expertise of the current members of the Audit Committee and their experience and non-financial expertise as practicing veterinarians is appropriate for the Company and is in the best interest of its stockholders who are all practicing veterinarians.

Audit Committee Report

The following report was delivered to the Board of Directors of the Company by the Audit Committee on October 23, 2003. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document. As indicated above, Quick & McFarlin, P.C. has been selected as the principal independent public accountants for the fiscal year ended July 31, 2004.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended July 31, 2003. The committee has discussed with Quick & McFarlin, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter from Quick & McFarlin, P.C. required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003. The committee has also considered whether the provision of services by Quick & McFarlin, P.C. not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the quarters ended January 31, 2003 and April 30, 2003 is compatible with maintaining Quick & McFarlin, P.C.’s independence.

Members of the Audit Committee

Dr. G.W. Buckaloo, Jr., Dr. Buddy D. Ray and Dr. Amy Lynne Hinton

Principal Accounting Fees and Services

The aggregate fees billed by Quick & McFarlin, P.C. the independent public accountants to the Company, for the fiscal year ended July 31, 2003 are as follows:

Audit Fees. The aggregate fees billed by Quick & McFarlin, P.C. for professional services rendered for the audit of the Company’s annual financial statements, the quarterly reviews of the financial statements included in Forms 10-Q, and the S-1 registration statement for the year ended July 31, 2003 amounted to $80,100.

Audit Related Fees. The aggregate fees billed by Quick & McFarlin, P.C. for the audit of the Company’s employee benefit plan for the year ended July 31, 2002 amounted to $8,400.

Tax and All Other Fees. There were no fees billed for professional services rendered by Quick & McFarlin, P.C. for tax or other services for the year ended July 31, 2003.

MANAGEMENT

The Company’s day to day affairs are managed by the Company’s executive officers who are appointed for a one year term, and its Board of Directors. Executive officers of the Company, and other significant employees of the Company, are listed below:

Name	Age	Position
Lionel L. Reilly, D.V.M.	60	President, Chief Executive Officer and non-voting Director
Neal B. Soderquist	48	Chief Financial Officer

Lionel L. Reilly, D.V.M., has served as President and CEO of the Company since 1994. Prior to that he was Vice President, Business Operations and functioned as the CEO. He has been with the Company since 1983, shortly after its founding. Dr. Reilly spent several years as a military veterinarian, over five years in private clinical veterinary practice and five years in industry as a researcher and technical services veterinarian. He has a degree from Kansas Wesleyan University in Salina, Kansas. Dr. Reilly graduated in 1970 from the College of Veterinary Medicine, Kansas State University, Manhattan, Kansas.

Neal B. Soderquist was appointed Chief Financial Officer in 1994. From 1989 to 1994 he served in that position as well as managed much of the human resources functions. For the previous 14 years Mr. Soderquist was controller/officer manager for Lincoln Lumber Co., Lincoln, Nebraska. In 1975 he received an Associates Degree from Lincoln School of Commerce, Lincoln, Nebraska.

Executive Compensation

The following table represents the cash compensation paid by the Company to the named executive officers for the fiscal years whose compensation from the Company exceeded $100,000 for fiscal years ended July 31, 2001, July 31, 2002 and July 31, 2003.

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation
Lionel L. Reilly, President, Chief Executive	2003	286,850	100,631	20,000(1)
Officer and Non-Voting Director	2002	256,512	101,047	20,400(1)
	2001	248,862	60,556	17,000(1)

Neal B. Soderquist, Chief Financial Officer	2003	111,228	25,416	13,664(2)
	2002	106,007	19,944	15,114(2)
	2001	100,150	11,049	11,112(2)

(1)	These amounts represent contributions by the Company to Dr. Reilly’s 401(k) Plan and profit-sharing Plan.
(2)	These amounts represent contributions by the Company to Mr. Soderquist’s 401(k) Plan and profit-sharing Plan.

Employment Contract

The Company and Dr. Lionel L. Reilly have entered into an employment contract pursuant to which Dr. Reilly will act as President and Chief Executive Officer of the Company. The contract provides that Dr. Reilly shall devote his full-time professional energy, skill, efforts and attention to the business of the Company. The contract automatically renews for successive one year periods unless terminated by either party. If the Company terminates the contract without cause, Dr. Reilly will remain employed by the Company for a one-year consulting period, during which period he will be paid his base salary at the level in effect upon termination. During the period of his employment, Dr. Reilly is entitled to a base salary of not less than $240,000 per year, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year, with a minimum increase of 3% and a maximum increase of 6%. Dr. Reilly is also entitled to an annual bonus equal to one percent of the net income based on the Company’s audited financial statement. Under the contract, Dr. Reilly is bound by confidentiality provisions and covenants not to compete with us for a one year period after ceasing to be employed by the Company.

The Company has purchased two life insurance policies on the life of Dr. Reilly. Both policies are flexible premium adjustable life insurance policies for $500,000. The Company is the beneficiary of one of the policies and the Lionel Reilly Trust is the beneficiary of the other policy.

Supplemental Executive Retirement Plan

The Company established the Professional Veterinary Products, Ltd. Supplemental Executive Retirement Plan effective January 1, 2003. The Plan provides benefits to certain highly compensated management employees of the Company. The Executive Committee of the Board of Directors determines those highly compensated management employees who are eligible to participate in the Plan. The Plan is administered by a Committee, consisting of the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer. The Committee is responsible for administering the Plan. As part of this responsibility, the Committee has the discretionary authority necessary or appropriate to administer the Plan. The Board of Directors has the right to amend or terminate the Plan at any time. No change in the Plan, however, will result in the loss of benefits earned by a participant prior to such amendment or termination.

The Plan provides benefits upon a participant’s retirement, early retirement, disability before retirement, and in some cases, survivor benefits to a participant’s beneficiary. Benefits will also be paid to a participant if the participant’s employment is terminated within three years following a change in control as defined in the Plan document. Under the terms of this supplemental retirement plan, the Company is responsible for the premiums of the additional disability coverage purchased but the respective executive or employee owns the insurance policy. The plan is unfunded and is not subject to ERISA requirements.

Benefits payable under the Plan are paid exclusively from the Company’s general assets. Because these assets remain subject to the claims of the Company’s general creditors, no security is offered against the Company’s financial inability to pay due to insolvency or bankruptcy. While the SERP is an unfunded non-contributory plan, the Company is informally funding the plan through life insurance contracts on the participants. The life insurance contracts had cash surrender values of $220,000 at July 31, 2003. The amount of the annual benefit is based upon the final three-year average of compensation paid to such executives. Benefits under this Plan can be illustrated as follows:

Average Final Three Years of Compensation	Plan Benefit
$150,000	$120,000
$200,000	$160,000
$300,000	$240,000
$400,000	$320,000

The benefits shown in the above table are subject to offsets for Social Security and Company paid 401(k) contributions at the time of payment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s Articles and Bylaws specifically provide that each stockholder is entitled to own only a single share of stock. Thus, there is no stockholder that has more than one share currently or will own more than one share in the future and no stockholder owns less than or a fractional portion of the single share. No single stockholder owns more than 5 percent of the outstanding common stock. As described below, each director, except Dr. Lionel Reilly, is a holder of one share of stock.

Name of Beneficial Owner	Shares Beneficially Owned	Nature of Beneficial Ownership	Percentage of Class
Dr. Buddy D. Ray	1	By Mayfield Veterinary Clinic	*
Dr. Steven E. Wright	1	By Millard Veterinary Clinic	*
Dr. Chester L. Rawson	1	By Veterinary Associates	*
Dr. G.W. Buckaloo, Jr.	1	G.W. Buckaloo, Jr.	*
Dr. Tom Latta	1	By Hansford County Veterinary Hospital	*
Dr. Michael B. Davis	1	By Carroll Veterinary Clinic	*
Dr. Amy Lynne Hinton	1	By Companion Animal Veterinary Services	*
Dr. William Swartz	1	Bill Swartz, D.V.M. d/b/a Clocktower Animal Hospital	*

*	Less than one percent

Certain Transactions

The Company has not made loans to, loan guarantees on behalf of, or engaged in material transactions with the Company officers, directors or stockholders. The directors, acting in their capacity as stockholders, have purchased items related to the practice of veterinary medicine from the Company on the same terms and conditions as every other stockholder. As a matter of policy, all future material transactions between the Company and any of its officers, directors, or stockholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of in excess of ten percent of any such class are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

AUDITORS

The Company has selected Quick & McFarlin, P.C. to continue as its independent public accountants for the fiscal year ending July 31, 2004. A representative of Quick & McFarlin, P.C. is expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is August 1, 2004. Please send any such proposals to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Dr. Lionel L. Reilly.

Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must submit such proposal or director nomination to the Secretary of the Company not fewer than 60 days before the date of the Company’s 2004 Annual Meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2003 Annual Report to stockholders, including financial statements, has accompanied the mailing of this proxy statement. The Annual Report does not constitute and should not be considered a part of this proxy solicitation material.

The Company will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended July 31, 2003. Such written request should be directed to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Dr. Lionel L. Reilly.

OTHER BUSINESS

The Board does not know of any other matter to be presented at the Annual Meeting, but should any other matter properly come before the Annual Meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dr. Lionel L. Reilly

President

November 14, 2003

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX A

Audit Committee Charter for Professional Veterinary Products, Ltd.

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Professional Veterinary Products, Ltd. (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

I. Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular contact with the President, Chief Financial Officer, and the independent auditor.

The Committee shall meet at least four times a year, either telephonically or in person, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditor and management.

II. Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

■	Recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. The auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

■	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

■	Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

■	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

■	Issuing annually a report to be included in the Company’s proxy statement as may be required by the rules of the Securities and Exchange Commission. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

■	Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing and (2) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

■	Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit organization, responsibilities, plans, results, budget and staffing.

■	Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

■	Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

III. Additional Functions Frequently Assigned to Audit Committees

In addition to the above responsibilities, upon request of the Board, the Audit Committee shall conduct and/or assist with the following functions:

1.	Reviewing the annual management letter (with the independent auditors).

2.	Reviewing and approving audit fees.

3.	Reviewing management “conflict of interest” issues.

4.	Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or by the independent auditors.

5.	Reviewing any codes of ethics and/or codes of conduct.

6.	Reviewing compliance with codes of ethics and/or codes of conduct and the procedures to monitor such compliance.

7.	Reviewing the performance of the chief financial officer, chief accounting officer, and director of internal audit.

8.	Reviewing financially related press releases.

9.	Reviewing policies and procedures with respect to expense accounts of senior management.

10. Self-assessing audit committee performance.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

10077 South 134th Street

Omaha, Nebraska 68138

REVOCABLE PROXY

for

2003 ANNUAL MEETING OF STOCKHOLDERS

December 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROFESSIONAL VETERINARY PRODUCTS, LTD. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

The undersigned hereby appoints the person designated below as the nominee from my District as my Proxy with full power of substitution and hereby authorizes him to represent and vote the share of Common Stock of Professional Veterinary Products, Ltd. (“PVPL”) which the undersigned is entitled to vote, as specified below, at the 2003 Annual Meeting of Stockholders of PVPL to be held at 10:00 a.m. (CST) on Friday, December 12, 2003 at 10077 South 134th Street, Omaha, Nebraska 68138 and at any postponement or adjournment thereof.

District 1 Steven E. Wright, D.V.M. Millard Veterinary Clinic 5757 S. 144th Street Omaha, Nebraska 68137	District 2 Michael B. Davis, D.V.M. Carroll Veterinary Clinic 1626 LeClark Road Carroll, Iowa 51401

District 3 Lionel L. Reilly, D.V.M. President and CEO Professional Veterinary Products, Ltd. 10077 South 134th Street Omaha, Nebraska 68138	District 4 G.W. Buckaloo, D.V.M. Crysler Animal Hospital 12440 East 40 Highway Independence, Missouri 64055

District 5 Tom Latta, D.V.M. Hansford County Veterinary Hospital County Road 1, Box 432 Spearman, Texas 79081	District 6 Buddy D. Ray, D.V.M. Mayfield Vet Clinic 501 W. James Mayfield, Kentucky 42066

District 7 Lionel L. Reilly, D.V.M. President and CEO Professional Veterinary Products, Ltd. 10077 South 134th Street Omaha, Nebraska 68138	District 8 William Swartz, D.V.M. Clocktower Animal Hospital 106 Jefferson Run Road Great Falls, Virginia 22066

In the event the Proxy appointed above is unable to attend the 2003 Annual Meeting or is otherwise unable to act as Proxy, the undersigned hereby appoints Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., as Proxy to act on his behalf. This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Annual Meeting by giving either personal or written notice of such revocation to Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary, Dr. Davis, at the commencement of the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE.

NOTE: The proxies reserve the right to cumulate the votes cast by proxy in the director election and distribute them among the director nominees in their discretion. The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees should sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by duly authorized officer/representative.

Dated this          day of                                         , 2003

Name—Signature

PVPL Account Number:

Name of Clinic (Please Print)

☒ Please mark vote as in this example.

PROPOSAL 1: Election of Directors

☐ FOR all of the Class I nominees listed below (except as indicated) to serve a three year term:

Chester L. Rawson, D.V.M., District 3
Amy Lynne Hinton, D.V.M., District 7

☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above

☐ WITHHOLD AUTHORITY to vote for the following individual nominees:

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I NOMINATED DIRECTOR.

I DO ☐ DO NOT ☐ EXPECT TO ATTEND THE ANNUAL MEETING

You may elect to fax this proxy to PVPL. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is not need to mail the original.

PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY BEFORE DECEMBER 5, 2003

PVPL FAX #

402-331-8655